SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
        [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the
                          Commission Only (as permitted
                              by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [ ] Soliciting Material Under Rule 14a-12

                         LASER-PACIFIC MEDIA CORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:


------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

 -----------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 -----------------------------------------------------------------------------
              (4) Proposed maximum aggregate value of transaction:

 -----------------------------------------------------------------------------
                               (5) Total fee paid:

------------------------------------------------------------------------------
        [ ] Fee paid previously with preliminary materials:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

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        (2)    Form, Schedule or Registration Statement no.:

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        (3)    Filing Party:

------------------------------------------------------------------------------
        (4)    Date Filed:

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

                         LASER-PACIFIC MEDIA CORPORATION
                              809 N. Cahuenga Blvd.
                           Hollywood, California 90038

                                 (323) 462-6266


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 18, 2002


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Laser-Pacific Media Corporation ("the Company"), a Delaware corporation. This proxy is for use at the annual meeting of stockholders of the Company (the "Annual Meeting"). The Annual Meeting is to be held at Laser-Pacific Media Corporation's sound facility, located at 823 Seward Street, Hollywood, CA 90038 on June 18, 2002 at 3:00 p.m. local time, and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

     All shares of common stock of the Company ("Common Stock") represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions contained therein. If instructions are not given in the proxy, it will be voted "FOR" the election of the directors nominated as set forth under "ELECTION OF DIRECTORS" below. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment. At the time of the mailing of this Proxy Statement, the Company was not aware of any matters needing to be acted upon at the Annual Meeting except for those matters discussed in this Proxy Statement.

     Any stockholder who returns a proxy has the right to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person;
(ii) by delivering a written statement to the Company, stating that the proxy is revoked; or (iii) by executing and delivering to the Secretary of the Company a duly executed proxy bearing a later date than the enclosed proxy.

     This Proxy Statement, together with the accompanying proxy, is first being mailed on or about May 13, 2002, to the Company's stockholders of record at the close of business on May 3, 2002.

     The Company's principal executive offices are located at 809 North Cahuenga Boulevard, Hollywood, California 90038.

                               PROXY SOLICITATION

     The solicitation of proxies will be by mail. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements will be made with banks, brokerage firms and others to forward proxy materials to all holders of shares of Common Stock. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their reasonable expenses in forwarding this Proxy Statement and the accompanying materials regarding the Annual Meeting to stockholders.

                              SECURITIES AND VOTING

     The Company has one class of voting stock outstanding, designated Common Stock, with a par value of $.0001 per share. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Only stockholders of record as of the close of business on May 3, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the record date, May 3, 2002, there were 7,101,295 shares of Common stock outstanding.

     A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. In the event that there are insufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs on a proposal where a broker is not permitted to vote on the matter absent instructions from the beneficial owners of the shares and no instructions are given.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors, thus having the effect of a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Any stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter.


Householding

     With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as "householding," reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company 's stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving such notice gave contrary instructions, only one Annual Report and one Proxy Statement will be mailed to an address at which two or more stockholders reside. If any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, such stockholder should telephone toll-free 1-800-542-1061. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of the Proxy Statement or Annual Report for each stockholder at his or her same address, such stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company at the address or telephone number listed on page 15 of this Proxy Statement.

                              ELECTION OF DIRECTORS


     The Company is incorporated in the State of Delaware and neither the laws of that state nor the Certificate of Incorporation of the Company requires cumulative voting in the election of the Board of Directors. If a quorum is present nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes have no effect on the vote but will count towards establishing a quorum.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.



Nominees


     Five directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his respective successor is elected and qualified. The Board of Directors has nominated for election as directors the five persons named below. All of these nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. If any of such nominees should be unable or should decline to serve, the discretionary authority provided in the proxies received will be exercised to vote for a substitute nominee or nominees of the Board of Directors, unless otherwise instructed. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the five nominees listed below. The Board of Directors has no reason to believe that any substitute nominee will be required.

     The following table sets forth certain information as of April 30, 2002 with respect to the Board's nominees:


                                            Director
Name of Director                    Age      Since        Position(s) with Company
James R. Parks                      51       1990         Chairman of the Board and Chief Executive Officer
Emory M. Cohen                      59       1990         President, Chief Operating Officer and Director
Thomas D. Gordon (1)                53       1999         Director
Craig A. Jacobson (1)               49       1999         Director
David C. Merritt (1)                47       2001         Director
------------------

(1)  Member of the Audit Committee.

                               BOARD OF DIRECTORS

Biographical Information on Current Directors

        The following biographical information is furnished with respect to the Company's directors:

     James R. Parks has been Chairman of the Board and Chief Executive Officer of the Company since March of 1994 and a director since the inception of the Company in 1990. Since 1978, Mr. Parks has been a partner of Parks, Palmer, Turner and Yemenedjian, certified public accountants. Since January 1, 2001, Mr. Parks has been an executive director of CBIZ Southern California, Inc. Mr. Parks is Chairman of the Board of Reality Center Management, Inc, a privately held real estate management and development company. Mr. Parks is a director of Sybron Dental Specialties, Inc, a NYSE-listed company.

     Emory M. Cohen is the Company's President and Chief Operating Officer and a director and has held such positions since the inception of the Company in 1990. Mr. Cohen received a motion picture Academy Award in 1978 for inventing a system that applies electronic and videotape technology to motion picture post-production sound recording, and an Emmy Award in 1989 in connection with the Company's Electronic Laboratory(TM).

     Thomas D. Gordon has served as a director of the Company since July 1999. Since 1994, Mr. Gordon has served as the Chief Executive Officer of the Cedars-Sinai Medical Care Foundation, Cedars-Sinai Health System Medical Network Services and Medical Group of Beverly Hills, Inc. Mr. Gordon also serves as Assistant Clinical Professor for the Graduate Program in Health Care Administration and Institute for Diversity Program at the University of Southern California. Mr. Gordon is a member of Laser-Pacific's Audit Committee.

     Craig A. Jacobson has served as a director of the Company since December 1999. Mr. Jacobson is a partner with the law firm Hansen, Jacobson, Teller, Hoberman, Newman, Warren and Sloane, LLP, which he helped found in 1987. The firm specializes in entertainment law for the motion picture and television industry. Mr. Jacobson is a member of Laser-Pacific's Audit Committee.

     David C. Merritt has served as a director of the Company since January 2001. Mr. Merritt heads the Entertainment Media Advisory Group of Gerard Klauer Mattison & Company, Inc. Previously, Mr. Merritt served for 24 years at KPMG LLP. During his tenure with KPMG, which included 14 years as a partner, he headed the Media Entertainment Practice. Mr. Merritt is the Chairman of Laser-Pacific's Audit Committee.

Committees

     The Audit Committee is the only standing committee of the Board of Directors. Mr. Gordon, Mr. Jacobson and Mr. Merritt comprise the Audit Committee. The Audit Committee met with the independent accountants four times in 2001 and once in 2002 to discuss the audit of the Company's consolidated financial statements for the year ended December 31, 2001. The principal duties of the Audit Committee are detailed in the Company's Audit Committee Charter, which was adopted on June 7, 2000 and attached as Appendix A to the Company's proxy statement filed on April 30, 2001. The Audit Committee, as currently comprised, meets the independence requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.'s listing standards.

Attendance and Compensation

     During the year ended December 31, 2001, the Board of Directors met five times. All directors attended at least 75% of the total Board meetings and the meetings of any committee on which they serve.

     Directors who are not officers or employees of the Company receive $1,000 per month and are granted options to purchase the Company's Common Stock. David Merritt was granted options to purchase 20,000 shares of Common Stock, with an exercise price of $3.26 per share, on June 15, 2001. Additionally, Mr. Merritt, Mr. Gordon and Mr. Jacobson were each granted options to purchase 10,000 shares of Common Stock, with an exercise price of $2.50 per share, on January 16, 2002.

                               EXECUTIVE OFFICERS


     Officers are appointed by the Board of Directors of the Company. Information with respect to Messrs. James R. Parks (Chairman of the Board and Chief Executive Officer) and Emory M. Cohen (President and Chief Operating Officer) is set forth on page 4. Information with respect to Leon D. Silverman, Randolph D. Blim, Jane Swearingen and Robert McClain is set forth below:

Name                       Age                     Position(s) with Company

Leon D. Silverman          47                      Executive Vice President

Randolph D. Blim           55                      Senior Vice President

Jane Swearingen            45                      Senior Vice President

Robert McClain             54                      Chief Financial Officer,
                                                   Vice President and Secretary

     Leon D. Silverman has served as Executive Vice President since the inception of the Company in 1990. Mr. Silverman is the current President of The Hollywood Post Alliance. He is a member of the Board of Directors of Montreal-based Meteor Studios, a creative digital animation and visual effects studio that is a joint venture between the Discovery Channel and Evergreen Films. He also serves on the board and as a member of the Technical Advisory Board of the Entertainment Technology Center at the University of Southern California.

     Randolph D. Blim has been the Senior Vice President of Engineering since the inception of the Company in 1990. Mr. Blim was awarded an Emmy in 1989 for Outstanding Achievement in Engineering Development in connection with the Company's Electronic Laboratory(TM).

     Jane Swearingen was appointed Senior Vice President in November 2001 and has been General Manager since September 1992. Ms. Swearingen served as General Manager of Film/Video Equipment Services Co. in Denver, Colorado from 1980 to 1988, when she left to join the Company.

     Robert McClain is a Certified Public Accountant. He became Chief Financial Officer of the Company in November 1994. He was employed by Betson Pacific, a privately held corporation that develops and distributes coin operated equipment, as Chief Financial Officer and Director of Operations from 1992 through November 1994 when he left to join the Company.

     No family relationships exist between any of the executive officers or directors of the Company.

                       REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION


     The Board of Directors is responsible for reviewing benefits and compensation for all of the Company's officers. The Board's executive compensation policies are designed to enhance the financial performance of the Company and stockholder value.

     The executive compensation program is viewed in total considering all of the component parts: base salary, bonus and long-term incentive compensation in the form of stock options. In evaluating the performance of and in setting the salary and incentive compensation of the executive officers, the Board considers, in the aggregate, the following factors: industry factors, taking into account compensation paid by competitors and the amount required to be paid by the Company to retain key employees; the progress made by the Company in the growth of its business; the performance of the Company's stock; and the Company's overall financial performance.

     The Chief Executive Officer's salary was set at $208,000 annually in March 1994, and was based on the criteria discussed in the preceding paragraph and has not changed. Mr. Parks chose to forego the performance bonus he was entitled to in 2001. Mr. Parks, as a major stockholder of the Company, believes that most of his compensation incentive is derived from increasing the share value of the Company's stock which is directly related to the Company's performance.

     Following is a summary of the current compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

     The Board of Directors awarded a performance bonus based on the Company's operating performance in 2001 of $52,500 to Emory M. Cohen and performance bonuses of $37,500 each to Leon D. Silverman, Randolph D. Blim and Robert McClain for the fiscal year ended December 31, 2001.

     James R. Parks is currently employed by the Company at an annual salary of $208,000. Mr. Parks is not employed pursuant to a written agreement but serves at the discretion, of and on terms determined by, the Board of Directors. Mr. Parks provides services to the Company on an as-needed basis.

     Emory M. Cohen has a five-year employment agreement with the Company, entered into as of May 15, 1990, which has no termination date but is terminable upon five years' written notice or upon 30 days notice for cause, as defined therein. Under the terms of the agreement, Mr. Cohen is entitled to a minimum annual salary of $350,000, subject to adjustment if the cost of living increases more than 10 percent in any year, with a bonus in an amount to be determined by the Board of Directors. In addition, he is entitled to other specified benefits such as an automobile, reimbursement of expenses, and life, health, and disability insurance benefits. Commencing on the effective date of a change of control of the Company, if either the Company terminates Mr. Cohen's employment contract, other than for specified reasons, or Mr. Cohen elects to terminate his employment within nine months of the change in control, then Mr. Cohen shall, on the date of either termination, receive a lump sum payment of three times his annual compensation. In the event payments are required as a result of a change of control, then no further compensation shall be payable to Mr. Cohen under this agreement.

     Leon D. Silverman is currently employed by the Company at an annual salary of $275,000 and is entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits. Mr. Silverman has no written agreement with the Company and serves at the discretion of the Board of Directors.

     Randolph D. Blim is employed by the Company pursuant to an employment agreement that expires on July 23, 2003. The agreement requires that Mr. Blim be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. Blim's current annual salary is $226,200, with required yearly increases of 3% over the term of the agreement and an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

     Robert McClain is currently employed by the Company pursuant to an employment agreement that expires on July 31, 2003. The agreement requires that Mr. McClain be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. McClain's current annual salary is $200,000 with an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

     The SEC requires public companies to state their compensation policies with respect to federal income tax laws that limit to $1,000,000 the deductibility of compensation paid to the executive officers named in this Proxy Statement. In light of the current level of compensation of the Company's Named Executive Officers, the Board of Directors of the Company has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.



                                     SUBMITTED BY THE BOARD OF DIRECTORS
                                     OF LASER-PACIFIC MEDIA CORPORATION



                                              James R. Parks, Chairman

                                              Emory M. Cohen

                                              Thomas D. Gordon

                                              Craig A. Jacobson

                                              David C. Merritt



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not have a compensation committee. During the fiscal year ended December 31, 2001, two members of the Board, each of whom participated in decisions regarding executive officer compensation, were executive officers of the Company, James R. Parks and Emory M. Cohen. There are no interlocks, to the Company's knowledge, between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities that requires disclosure herein under applicable rules.

                             AUDIT COMMITTEE REPORT

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Laser-Pacific Media Corporation's Board of Directors submits the following report:

Audit Committee Report to Stockholders

     The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls on behalf of the Board. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the audited December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence from the Company and its management.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.


Respectfully Submitted
THE AUDIT COMMITTEE


David C. Merritt, Chairman
Craig A. Jacobson
Thomas D. Gordon


     The Audit Committee Report above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE


     The table below shows, for the years ended December 31, 2001, 2000 and 1999, the annual and long-term compensation that was paid or accrued for those years to the Chief Executive Officer and the other four most highly compensated persons who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 2001 (collectively, the "Named Executive Officers").

                                                                                                      Long-Term
                                                        Annual Compensation                      Compensation Awards

                                             ------------------------------------------    ---------------------------------


Name and                                                                                             Securities
Principal Position(s)                   Year    Salary ($)    Bonus ($)   Other ($) (1)         Underlying Options (#)

-------------------------------      --------------------------------------------------    ---------------------------------


James R. Parks                          2001       208,000          -0-            -0-                    -0-
CEO                                     2000       208,000       12,000            -0-                  7,000
                                        1999       208,000          -0-            -0-                    -0-

Emory M. Cohen                          2001       350,000       52,500     (2) 64,567                    -0-
President and COO                       2000       350,000       50,000     (2) 47,936                 50,000
                                        1999       350,000       60,000     (2) 31,427                    -0-

Leon D. Silverman                       2001       275,005       37,500     (3) 36,822                    -0-
Executive Vice President                2000       275,004       35,000     (3) 37,433                 50,000
                                        1999       274,080       35,000    *(3) 46,439                    -0-

Randolph D. Blim                        2001       222,402       37,500     (4) 29,980                    -0-
Senior Vice President                   2000       211,847       35,000     (4) 19,504                 40,000
                                        1999       205,797       35,000     (4) 19,504                    -0-

Robert McClain                          2001       199,716       37,500     (5) 23,096                    -0-
CFO, Vice President                     2000       185,004       35,000     (5) 22,221                 30,000
and Secretary                           1999       172,773       35,000     (5) 17,918                    -0-


*Payment of compensation includes payments deferred from prior periods.

(1)      Includes the value of additional benefits and automobiles provided to the employee.
(2)      Includes auto expense reimbursement of $12,942 in 2001, $14,832 in 2000 and $15,761 in 1999.
(3)      Includes auto expense reimbursement of $30,000 in 2001, $30,000 in 2000 and $35,035 in 1999.
(4)      Includes auto expense reimbursement of $15,000 in 2001, $15,000 in 2000 and $15,000 in 1999.
(5)      Includes auto expense reimbursement of $16,800 in 2001, $16,800 in 2000 and $16,800 in 1999.

Aggregated Option Exercises In Fiscal Year And Fiscal Year-End Option Values

     The following table sets forth select information relating to stock options exercised during 2001 and outstanding as of December 31, 2001, held by each of the Named Executive Officers.




----------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Securities
                                                                           Underlying                Value of Unexercised
                                                                    Unexercised Options at          In-The-Money Options
                                                                       Fiscal Year-End            at Fiscal Year-End (1)
                                                                   --------------------------    --------------------------

                           Shares Acquired                                Exercisable /                Exercisable /
Name                           on Exercise       Value Realized          Unexercisable                Unexercisable
----                      ----------------       --------------          --------------               --------------

James R. Parks                     125,000             $206,250              7,000 / 0                      $0 / $0
Emory M. Cohen                           0                  $ 0             50,000 / 0                      $0 / $0
Leon D. Silverman                        0                  $ 0          22,594 / 50,000                  $8,586 / $0
Randolph D. Blim                         0                  $ 0             53,556 / 0                    $5,151 / $0
Robert McClain                           0                  $ 0             30,000 / 0                      $0 / $0



     (1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 2001 (the last trading day of 2001). The closing price per share of the Company's Common Stock on that day on the Nasdaq National Market was $2.88. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                        STOCK PERFORMANCE TABLE AND GRAPH

     The following table and graph compare the Company's cumulative total stockholder return on its Common Stock for the period from December 31, 1996 through December 31, 2001, with the cumulative return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Entertainment Index, neither of which includes the Company. The Performance Graph assumes $100 invested on December 31, 1996 in the Company's Common Stock, the S&P Entertainment Index and the S&P 500 Index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock during this period. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                 Indexed Returns

                                               Base
                                              Period
Company/Index                                12/31/96     12/31/97    12/31/98     12/31/99     12/31/00    12/31/01

----------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------

Laser-Pacific Media Corp.                         100        29.92      384.96      1609.83       239.97      460.75
S&P 500 Index                                     100       133.36      171.48       207.56       188.66      166.24
S&P Entertainment-500                             100       145.91      197.69       231.32       197.45      170.61




INSERT GRAPH HERE



     The graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of April 18, 2002 by each person believed by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and also beneficial ownership by each of the Company's directors, each of the Company's Named Executive Officers and by all of the Company's executive officers and directors as a group. On April 18, 2002 there were 7,101,295 shares of the Company's Common Stock outstanding. Except as otherwise noted, and subject to applicable community property and similar laws, each person listed has sole voting power (if applicable) and investment discretion with respect to the securities shown as beneficially owned. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

Name of                                          Amount and Nature of                        Percent of
Beneficial Owner                               Beneficial Ownership (1)                       Class (1)

James R. Parks (2)                                      694,154                                 9.75%

Emory M. Cohen (3)                                      296,797                                 4.13%

Leon D. Silverman (4)                                   131,254                                 1.83%

Randolph D. Blim (5)                                    125,616                                 1.75%

Robert McClain (6)                                      104,100                                 1.45%

Jane Swearingen (7)                                     74,336                                  1.04%

Thomas D. Gordon (8)                                    40,000                                    *

Craig A. Jacobson (9)                                   40,000                                    *

David C. Merritt (10)                                   40,000                                    *

All Directors and Executive Officers                   1,063,107                               14.97%
as a Group (9 persons)


----------------------------------------


*     Less than one percent.

(1) Except as otherwise indicated, the address for each person is c/o Laser-Pacific Media Corporation, 809 N. Cahuenga Blvd., Hollywood, California 90038. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Common Stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 18, 2002 are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.
(2) Includes 17,000 shares of Common Stock subject to stock options, and also includes 289,590 shares of Common Stock held by partnerships in which Mr. Parks is a partner.
(3)  Includes 90,000 shares of Common Stock subject to stock options.
(4)  Includes 57,594 shares of Common Stock subject to stock options.
(5)  Includes 88,556 shares of Common Stock subject to stock options.
(6)  Includes 60,000 shares of Common Stock subject to stock options.
(7)  Includes 50,000 shares of Common Stock subject to stock options.
(8)  Includes 40,000 shares of Common Stock subject to stock options.
(9)  Includes 40,000 shares of Common Stock subject to stock options.
(10) Includes 40,000 shares of Common Stock subject to stock options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and requirements of the National Association of Securities Dealers, Inc., officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

     Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2001 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals.


                           RELATED PARTY TRANSACTIONS

     James R. Parks, Chairman of the Board and Chief Executive Officer of the Company, is an executive director of CBIZ Southern California, Inc, ("CBIZ") formerly known as Parks, Palmer Business Services, Inc. CBIZ provides tax accounting and management consulting services to the Company. CBIZ billings for the year ended December 31, 2001 were approximately $83,000.

     The Company performed services on a movie produced by Local Boys, LLC from September 2001 through February 2002. James R. Parks, Chairman of the Board and Chief Executive Officer of the Company, is a member of Local Boys, LLC and an executive producer for the movie. Fees for services were billed at the Company's standard rates and the total amount billed for services during that period was $189,000. As of April 18, 2002, all amounts billed have been paid.

     In July 2001, 35 Lake Avenue, a California limited partnership in which James R. Parks, Chairman of the Board and Chief Executive Officer of the
Company, is a partner, exercised warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $1.00 per warrant. The warrants originally were issued during 1997 in connection with a short-term debt financing arrangement.

     In April 2001, the Company engaged Gerard Klauer Mattison & Co., Inc., as a financial advisor. David Merritt, a director of the Company is a member of that firm. Fees of $75,000 were paid to Gerard Klauer Mattison & Co., Inc. for services during the year ended December 31, 2001.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG LLP has been the Company's independent auditor since the Company's inception. Audit services performed by KPMG LLP in the fiscal year ended December 31, 2001 included the examination of, and reporting on, the annual consolidated financial statements of the Company, periodic discussions with management concerning accounting and reporting matters, and assistance and consultation in connection with filings with the Securities and Exchange Commission. The Board of Directors has retained KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     The Audit Committee has considered whether provision of the services provided below is compatible with maintaining KPMG LLP's independence. The Audit Committee was presented written disclosure of independence by KPMG LLP.

Audit Fees

     KPMG LLP billed the Company $108,000 for services provided for the annual audit and for the interim reviews of the financial statements included in the Company's Form 10-Qs for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not bill the Company for any Financial Information Systems Design and Implementation services during the fiscal year ended December 31, 2001.

All Other Fees

     During the fiscal year ended December 31, 2001, KPMG LLP did not bill the Company for any other fees.



                              STOCKHOLDER PROPOSALS


     Any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received in writing by the Company at its principal executive offices for inclusion in the proxy statement and proxy card for that meeting pursuant to Rule 14a-8, under the Exchange Act no later than February 17, 2003. Under Rule 14a-4 promulgated under the Exchange Act, the Company may exercise discretionary voting authority at the 2003 Annual Meeting of Stockholders under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than May 2, 2003, and the stockholder satisfies the other requirements of Rule 14a-4(c).

     In addition, the Company's Bylaws require that for nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the
Secretary of the Company, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, as amended or replaced, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined in subclause (c) (iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as wold be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     The chairman of the meeting has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in the Company's Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to stockholder proposals. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



                                  OTHER MATTERS


     The only business that the Board of Directors intends to act upon at the Annual Meeting consists of the matters set forth in this Proxy Statement, and the Board of Directors knows of no other matters that will be acted on by any person or group. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment.



                          ANNUAL REPORT TO STOCKHOLDERS


     The Company's Annual Report on Form 10-K for the calendar year ended December 31, 2001, which comprises the Annual Report to Stockholders, is being mailed to the stockholders along with this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the
Securities and Exchange Commission (without exhibits) is available to stockholders without charge upon written request to the Company. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon payment of the Company's reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Robert McClain, Laser-Pacific Media Corporation, 809 N. Cahuenga Blvd., Hollywood, California 90038. The Annual Report is not to be considered part of the soliciting material.

                                   By Order of the Board of Directors
                                   Laser-Pacific Media Corporation


Hollywood, California              Robert McClain, Secretary
May 13, 2002



         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


     If you have any question, or have any difficulty voting your shares, please contact Robert McClain of the Company at (323) 960-2180.